Exhibit 99.1

TANG CAPITAL ACQUISITION CORP.

FORM OF AUDIT COMMITTEE CHARTER

1.
Members. The Board of Directors (the “Board”) of Tang Capital Acquisition Corp. (the “Company”) appoints an Audit Committee (the “Committee”) of at least three members, consisting entirely of independent directors. For purposes hereof, an “independent” director is a director who meets the Nasdaq Stock Market (“Nasdaq”) standards of independence for directors and Committee members, as determined by the Board. Unless a Chair is designated by the Board, the Committee may designate a Chair by majority vote of the full Committee membership.

Each member of the Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and statement of cash flows, as determined by the Board, and at least one member of the Committee must be an “audit committee financial expert,” as determined by the Board in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC Rules”). In addition, at least one member of the Committee must be financially sophisticated, as determined by the Board in accordance with Nasdaq listing standards, and no member of the Committee may have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

The foregoing shall be subject to all applicable exemptions or exceptions permitted under Nasdaq listing standards.

2.
Purpose, Duties and Responsibilities. The purpose of the Committee, at a minimum, must be to:
•
represent and assist the Board in discharging its oversight responsibility relating to: (i) the accounting and financial reporting processes of the Company, including the audits of the Company’s financial statements and the integrity of the financial statements; (ii) the Company’s compliance with ethical, legal and regulatory requirements; (iii) the outside auditor’s qualifications and independence and (iv) the performance of the Company’s internal audit function, if any, and outside auditor; and
•
oversee the preparation of the report of the Committee required by SEC Rules to be included in the Company’s annual proxy statement.

Among its specific duties and responsibilities, the Committee will:

Oversight of Independent Auditor

(a)
Be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation, retention and oversight of the work of the outside auditor, including the resolution of any disagreements between management and the outside auditor regarding financial reporting. In this regard, the Committee will appoint, retain, compensate, evaluate and terminate, when appropriate, the outside auditor, who will report directly to the Committee.
(b)
At least annually, obtain and review a report by the outside auditor describing: (i) the outside auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review or peer review or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, relating to one or more independent audits carried out by the outside auditor, and any steps taken to deal with any such issues.
(c)
Approve in advance all audit and permissible non-audit services to be provided to the Company by the outside auditor, and establish policies and procedures for the pre-approval of audit and permissible non-audit services to be provided by the outside auditor. The Committee hereby delegates to the Chair of the Committee the authority to pre-approve such services between meetings of the Committee up to an aggregate amount of $50,000, provided that any such pre-approval is presented to the full Committee at its next regularly scheduled meeting.
(d)
At least annually, consider the independence of the outside auditor, and, consistent with rules of the Public Company Accounting Oversight Board (“PCAOB”), obtain and review a report by the outside auditor describing any relationships between the outside auditor and the Company or individuals in financial reporting oversight roles at the Company that may reasonably be thought to bear on the outside auditor’s independence and discuss with the outside auditor the potential effects of any such relationships on the independence of the outside auditor.
(e)
Review and discuss with the outside auditor the matters required to be discussed by the outside auditor under Auditing Standard No. 1301, as adopted by the PCAOB and amended from time to time, including any problems or difficulties the outside auditor encountered in the course of its audit work and management’s response.

Oversight of Financial Reporting

(f)
Meet to review and discuss with management and the outside auditor the annual audited and quarterly unaudited financial statements of the Company (including the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) and the independent auditor’s reports related to the financial statements.
(g)
Recommend to the Board, based on the review and discussion described in paragraphs (d) - (f) above, whether the financial statements should be included in the Company’s Annual Reports on Form 10-K.
(h)
Receive reports from management and the outside auditor, if applicable, regarding, and review and discuss the adequacy and effectiveness of, the Company’s internal controls, including any significant deficiencies in internal controls and significant changes in internal controls reported to the Committee by the outside auditor or management.
(i)
Receive reports from management regarding, and review and discuss the adequacy and effectiveness of, the Company’s disclosure controls and procedures.
(j)
Oversee the performance and effectiveness of the internal audit function, if any.
(k)
Review and discuss any earnings press releases and corporate practices with respect to earnings press releases and financial information and earnings guidance provided to analysts and ratings agencies.

Oversight of Risk and Compliance

(l)
Review and discuss the Company’s practices with respect to risk assessment and risk management, and oversee risks related to the Company’s financial statements and financial reporting process and compliance.
(m)
Oversee the Company’s compliance program with respect to legal and regulatory requirements, including the Company’s Code of Business Conduct and Ethics and policies and procedures for monitoring compliance; and, at least annually, meet to review the implementation and effectiveness of the Company’s compliance program with the Chief Financial Officer (the “CFO”), who shall have the authority to communicate directly to the Committee, promptly, about actual and alleged violations of law or the Company’s code(s) of conduct, including any matters involving criminal or potential criminal conduct.
(n)
Oversee procedures as set forth in the Code of Business Conduct and Ethics for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, with such complaints to be directed to the Chair of the Committee and (ii) the confidential, anonymous submission to the Chair of the Committee by employees of the Company of concerns regarding questionable accounting or auditing matters.
(o)
Review and approve or ratify related party transactions in accordance with the Related Party Transactions Policy set forth in Section 6 below.
(p)
Review and approve all payments made by the Company to the Company’s sponsor, officers or directors, or any of their respective affiliates. Any payments made to members of the Committee will be reviewed and approved by the Board, with the interested director or directors abstaining from such review and approval.
(q)
Monitor the Company’s compliance with the terms of the Company’s initial public offering and, if any noncompliance is identified, promptly take all action necessary to rectify such noncompliance or otherwise cause the Company to come into compliance with the terms of the offering.
(r)
Annually evaluate the performance of the Committee and the adequacy of the

Committee charter and recommend changes to the charter to the Board as appropriate.

The Committee will have such other duties and responsibilities as may be delegated by the Board from time to time.

3.
Subcommittees. The Committee may delegate its duties and responsibilities to one or more subcommittees as it determines appropriate.
4.
Outside Advisers. The Committee has the authority to retain such outside counsel, accountants, experts and other advisers as it determines appropriate to assist it in the performance of its functions and will receive appropriate funding, as determined by the Committee, from the Company for the payment of: (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensation to any such advisers; and (iii) ordinary administrative expenses that are necessary or appropriate in carrying out the Committee’s duties.
5.
Meetings. The Committee will meet at least quarterly at such times and places as the Committee or its chair determines. The Committee will meet separately in executive session, periodically, with management as well as the outside auditor. A majority of the members of the Committee constitutes a quorum. The Committee will report regularly to the Board with respect to its activities.
6.
Related Party Transactions Policy.
(a)
Definitions. A “Related Party Transaction” is any transaction directly or indirectly involving any Related Party that would need to be disclosed under Item 404 of Regulation S-K. “Related Party Transaction” also includes any material amendment or modification to an existing Related Party Transaction.

“Related Party” means any of the following:

•
a director or director nominee;
•
an executive officer;
•
a person known by the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities (a “5% shareholder”); or
•
a person known by the Company to be an immediate family member of any of the foregoing.

“Immediate family member” means a child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such director, executive officer, nominee for director or beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee for director or beneficial owner.

(b)
Review and Approval of Related Party Transactions. At each of its meetings, the Committee shall be provided with the details of each new, existing or proposed Related Party Transaction, including the terms of the transaction, any contractual restrictions that the Company has already committed to, the business purpose of the transaction and the benefits to the Company and to the relevant Related Party. In determining whether to approve a Related Party Transaction, the Committee shall consider, among other factors, the following factors to the extent the Committee deems appropriate for the Related Party Transaction:
•
whether the terms of the Related Party Transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a Related Party;
•
whether there are business reasons for the Company to enter into the Related Party Transaction;
•
whether the Related Party Transaction would impair the independence of an outside director;
•
whether the Related Party Transaction would present an improper conflict of interest for any director or executive officer of the Company, taking into account the size of the transaction, the overall financial position of the director, executive officer or Related Party, the direct or indirect nature of the director’s, executive officer’s or Related Party’s interest in the transaction and the ongoing nature of any proposed relationship and any other factors the Committee deems relevant; and
•
any pre-existing contractual obligations.

Any member of the Committee who has an interest in the transaction under discussion shall abstain from participating in the approval of the Related Party Transaction, but may, if so requested by the Chair of the Committee, participate in some or all of the Committee’s discussions of the Related Party Transaction. Upon completion of its review of the transaction, the Committee may determine to permit or to prohibit the Related Party Transaction.

A Related Party Transaction entered into without pre-approval of the Committee shall not be deemed to violate this Section 6, or be invalid or unenforceable, so long as the transaction is brought to the Committee as promptly as reasonably practical after it is entered into or after it becomes reasonably apparent that the transaction is covered by this Section 6.

A Related Party Transaction entered into prior to the effective date of this Charter shall not be required to be reapproved by the Committee.

(c)
Standing Pre-Approval for Certain Related Party Transactions. The Committee has reviewed the types of Related Party Transactions described below and determined that each of the following Related Party Transactions will be deemed to be pre-approved by the Committee, even if the aggregate amount involved exceeds or is expected to exceed the applicable disclosure threshold under Item 404 of Regulation S-K. Notwithstanding the foregoing, in lieu of relying on standing pre-approval, the CFO may bring any Related Party Transaction of a type described below to the Committee for specific review and approval or ratification (as applicable), if the CFO determines it to be appropriate in light of the facts and circumstances relevant to the Related Party Transaction.
i.
Certain transactions with other companies. Any transaction with another company at which a Related Party’s only relationship is as an employee (other than an executive officer), if the aggregate amount involved does not exceed the greater of $200,000 or 5% of that company’s total annual revenues.
ii.
Certain Company charitable contributions. Any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a Related Party’s only relationship is as an employee (other than an executive officer), if the aggregate amount involved does not exceed the greater of $200,000 or 5% of the charitable organization’s total annual receipts.
iii.
Transactions involving passive institutional shareholders. Any transaction with a passive institutional shareholder that is in the ordinary course of both the Company’s and such other company’s business and any transaction with another publicly traded company where the Related Party’s interest arises solely from beneficial ownership of more than 5% of any class of the Company’s voting securities and being a passive institutional shareholder of the other publicly traded company’s equity securities.
7.
Limitation of the Committee’s Role. While the Committee has the duties and responsibilities set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. These are the responsibilities of management and the outside auditor.

In fulfilling its responsibilities, it is recognized that members of the Committee are not full-time employees of the Company, that it is not the duty or responsibility of the Committee or its members to conduct field work or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and that each member of the Committee is entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which the Committee receives information and (ii) the accuracy of the financial and other information provided to the Committee, in each case absent actual knowledge to the contrary.

Nothing contained in this charter is intended to create, or should be construed as creating, any responsibility or liability of members of the Committee, except to the extent otherwise provided under applicable law.

Adopted by the Board on: [ ]